EX-23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 3, 2000 included in the Piranha, Inc. (formerly Classics International Entertainment, Inc.) Form 10-KSB for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.

                     /s/ Feldman Sherb Horowitz & Co., P.C.
                         Feldman Sherb Horowitz & Co., P.C.

New York, New York
April  19, 2000